UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2018
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110	92121
San Diego, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 22, 2018, Ligand Pharmaceuticals Incorporated (the “Company”) issued $750 million in aggregate principal amount of its 0.75% convertible senior notes due 2023 (the “Notes”), including the exercise in full by the initial purchasers of the Notes (the “Initial Purchasers”) of their option (the “Option”) to purchase up to $100 million aggregate principal amount of Notes to cover over-allotments, in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
Indenture
The Notes were issued pursuant to an Indenture, dated as of May 22, 2018 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The Notes are the Company’s unsecured senior obligations. The Notes bear interest semi-annually at a rate of 0.75% per year, payable on May 15 and November 15 of each year. The Notes will mature on May 15, 2023, unless earlier repurchased or converted in accordance with their terms prior to such date. The initial conversion rate for the Notes is 4.0244 shares of the Company’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $248.48 per share of common stock, and is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. The initial conversion price of the Notes represents a premium of approximately 30% to the $191.14 per share closing price of the Company’s common stock on May 17, 2018. Holders may convert their Notes at their option prior to the close of business on the business day immediately preceding November 15, 2022, in multiples of $1,000 principal amount, only upon satisfaction of certain conditions and during certain periods. On or after November 15, 2022, to the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at the applicable conversion rate at any time, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election but subject to certain restrictions. The Company will be required to settle conversions solely in cash in respect of any conversion of Notes for which the relevant conversion date occurs prior to the first date on which the Company’s stockholders have approved an increase in the number of authorized but unissued shares of the Company’s common stock that are not reserved for other purposes or the Company otherwise has a number of authorized but unissued shares of its common stock that are not reserved for other purposes, in each case sufficient for the Company to issue and deliver shares of its common stock upon conversion of all outstanding Notes.
If the Company undergoes a fundamental change (as defined in the Indenture) prior to the maturity date, holders may, subject to a limited exception, require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate in certain circumstances for a holder who elects to convert its Notes in connection with such a corporate event.
The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.
The Notes are general unsecured obligations of the Company. The Notes rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to the Company’s unsecured indebtedness that is not so subordinated; are effectively subordinated in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and are structurally subordinated to all existing and future indebtedness and liabilities of the Company’s subsidiaries.
The net proceeds from the sale of the Notes, including net proceeds from the exercise in full by the Initial Purchasers of the Option, were approximately $733.1 million, after deducting the Initial Purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used approximately $50.3 million of the net proceeds to pay the cost of the Convertible Note Hedge Transactions (as defined below), after taking into account the proceeds to the Company of the Warrant Transactions (as defined below), and approximately $49.7 million of the net proceeds to repurchase shares of the Company’s common stock from purchasers of the Notes in privately negotiated transactions concurrently with the offering of the Notes. The Company expects to use the remainder of the net proceeds from the offering of the Notes to acquire or invest in complementary businesses, companies, products and technologies and for working capital and other general corporate purposes, including, without limitation, research and development activities to maintain the Company’s platform technologies or for development of its product candidates being developed internally. The Company has no current commitments or obligations with respect to any acquisitions or other strategic transactions.
Convertible Note Hedge Transactions
In connection with the pricing of the Notes on May 17, 2018, the Company entered into privately negotiated convertible note hedge transactions (together, the “Base Convertible Note Hedge Transactions”) with Barclays Capital Inc., Deutsche Bank AG and Goldman Sachs & Co. LLC (together, the “Option Counterparties”). In addition, on May 18, 2018, the Company entered into additional convertible note hedge transactions (the “Additional Convertible Note Hedge Transactions,” and, together with the Base Convertible Note Hedge Transactions, the “Convertible Note Hedge Transactions”) with each of the Option Counterparties. The Convertible Note Hedge Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce or offset potential dilution to the Company’s common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be. On May 17, 2018 and May 18, 2018, the Company also entered into separate warrant transactions (the “Base Warrant Transactions” and the “Additional Warrant Transactions,” respectively, and together, the “Warrant Transactions”) with each of the Option Counterparties, under which the Company sold to the Option Counterparties warrants relating to the same number of shares of the Company’s common stock. The Warrant Transactions could separately have a dilutive effect to the extent that the market value per share of the Company’s common stock exceeds the strike price of the warrants. To the extent the Company has insufficient authorized shares available to satisfy its obligations under the warrants in shares of the Company’s common stock, it would be required to satisfy these obligations in cash. The strike price of the Warrant Transactions will initially be $315.381 per share of the Company’s common stock and is subject to certain adjustments under the terms of the Warrant Transactions. The Convertible Note Hedge Transactions and the Warrant Transactions are separate transactions, in each case, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions or the Warrant Transactions.
Supplemental Indenture
On May 22, 2018, the Company and Wilmington Trust, National Association, as trustee, entered into a Second Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of August 18, 2014 (as supplemented by the Supplemental Indenture, dated February 20, 2018), between the Company and Wilmington Trust, National Association (the “Original Indenture”), which governs the Company’s 0.75% convertible senior notes due 2019 (the “2019 Notes”). The Company and Wilmington Trust, National Association entered into the Supplemental Indenture to effect an amendment to the Original Indenture whereby the Company agreed to surrender its right to settle conversions of the 2019 Notes in a combination of shares of common stock and cash and elected to settle all conversions going forward solely in cash.
The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture (including the form of the Note), which is attached hereto as Exhibit 4.1 and incorporated herein by reference. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, which is attached hereto as Exhibit 4.2 and incorporated herein by reference. The foregoing description of the Convertible Notes Hedge Transactions and Warrant Transactions is qualified in its entirety by reference to the confirmations for the Convertible Notes Hedge Transactions and Warrant Transactions, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11 and 10.12 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The offer and sale of the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act, and the Notes and any such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company expects any shares of common stock issued upon conversion of the Notes to be issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. A maximum of 3,923,775 shares of common stock are initially issuable upon conversion of the Notes, based on the initial maximum conversion rate of 5.2317 shares per $1,000 principal amount of notes, subject to customary anti-dilution adjustments.
The Company entered into the Warrant Transactions with the Option Counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Option Counterparties. The Warrant Transactions and the shares of the Company’s common stock issuable upon exercise of the warrants comprising the Warrant Transactions, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. A maximum of 4,527,450 shares of common stock are issuable upon exercise of the warrants issued in the Warrant Transactions.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of May 22, 2018, between the Company and Wilmington Trust, National Association, as trustee, including the form of 0.75% Convertible Senior Notes due 2023
4.2	Second Supplemental Indenture, dated as of May 22, 2018, between the Company and Wilmington Trust, National Association, as trustee
10.1	Letter Agreement, dated as of May 17, 2018, between Barclays Capital Inc. and the Company regarding the Base Convertible Note Hedge Transaction.
10.2	Letter Agreement, dated as of May 17, 2018, between Barclays Capital Inc. and the Company regarding the Base Warrant Transaction.
10.3	Letter Agreement, dated as of May 17, 2018, between Deutsche Bank AG and the Company regarding the Base Convertible Note Hedge Transaction.
10.4	Letter Agreement, dated as of May 17, 2018, between Deutsche Bank AG and the Company regarding the Base Warrant Transaction.
10.5	Letter Agreement, dated as of May 17, 2018, between Goldman Sachs & Co. LLC and the Company regarding the Base Convertible Note Hedge Transaction.
10.6	Letter Agreement, dated as of May 17, 2018, between Goldman Sachs & Co. LLC and the Company regarding the Base Warrant Transaction.
10.7	Letter Agreement, dated as of May 18, 2018, between Barclays Capital Inc. and the Company regarding the Additional Convertible Note Hedge Transaction.
10.8	Letter Agreement, dated as of May 18, 2018, between Barclays Capital Inc. and the Company regarding the Additional Warrant Transaction.
10.9	Letter Agreement, dated as of May 18, 2018, between Deutsche Bank AG and the Company regarding the Additional Convertible Note Hedge Transaction.
10.10	Letter Agreement, dated as of May 18, 2018, between Deutsche Bank AG and the Company regarding the Additional Warrant Transaction.
10.11	Letter Agreement, dated as of May 18, 2018, between Goldman Sachs & Co. LLC and the Company regarding the Additional Convertible Note Hedge Transaction.
10.12	Letter Agreement, dated as of May 18, 2018, between Goldman Sachs & Co. LLC and the Company regarding the Additional Warrant Transaction.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED
Date: May 22, 2018	By: /s/ Charles Berkman Name: Charles Berkman Title: Senior Vice President, General Counsel and Secretary